Exhibit 3.1

ARTICLES OF AMENDMENT OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

SONIC FOUNDRY, INC.

SONIC FOUNDRY, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, does hereby certify:

FIRST: The name of the Corporation is SONIC FOUNDRY, INC. (the “Corporation”).

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 2-607 of the Maryland General Corporation Law in the manner required for charter amendments under the charter and by-laws of the Corporation and the laws of the State of Maryland, adopted resolutions at a meeting held on October 23, 2009 to amend Article Fourth of the Amended and Restated Articles of Incorporation of the Corporation to read in its entirety as follows and to take such other action as set forth below:

A. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 11,500,000, consisting of:

1. 10,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”);

2. 1,500,000 shares preference stock, par value $.01 per share.

B. COMMON STOCK. Subject to the prior rights of preference stock, holders of Common Stock have the right to dividends from funds legally available, when, as and if declared by the Board of Directors. Subject to the prior rights, if any, of holders of any shares of preference stock, shares of Common Stock are entitled to share ratably in all assets of the Company available for distribution to the holders of shares of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company. Holders of Common Stock shall not have pre-emptive subscription or conversion rights. Holders of Common Stock shall not have cumulative voting rights.

C. POWERS OF THE CORPORATION AND THE BOARD OF DIRECTORS. The following provisions are hereby adopted for the purposes of describing the rights and powers of the Corporation and of the Directors and Stockholders:

(a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized and securities convertible into shares of its stock of any class whether now or hereafter authorized for such consideration as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the By-laws of the Corporation.

(b) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

(c) The Board of Directors of the Corporation, with the approval of a majority of the entire Board, and without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class that the Corporation has authority to issue.

(d) The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the fair value of his stock.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing is for descriptive purposes only and shall in no way limit or restrict the terms of any other clause of this or any other Article of these Articles of Incorporation, or in any manner exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

THIRD: The authorized capital stock of the Corporation has not been increased in these Articles of Amendment.

FOURTH: The foregoing amendment is expressly authorized by Section 2-105(a)(12) of the General Corporation Law of the State of Maryland to be made without action by the stockholders.

FIFTH: (a) At the Effective Date, as defined below, and pursuant to Section 2-309(e) of the General Corporation Law of the State of Maryland, each ten (10) shares of Common Stock of the Corporation issued and outstanding shall be automatically converted into one (1) share of Common Stock of the Corporation without the necessity of any act or deed by the Corporation or by any holder thereof. Fractional shares will be purchased by the Corporation in cash for the fair market value thereof.

(b) Each holder of an issued and outstanding certificate or certificates representing shares of Common Stock of the Corporation shall surrender the same to the Corporation, and each such holder shall thereupon be entitled to receive in exchange therefor (i) a certificate or certificates representing the number of shares of Common Stock into which the shares of stock represented by the certificate or certificates so surrendered shall have been converted by the provisions hereof, and (ii) payment in cash for any fractional shares held by such holder.

SIXTH: These Articles of Amendment shall be effective on the later of: (i) the date the Department of Assessments and Taxation accepts these Articles of Amendment for record; or (ii) 6:01 p.m. on November 16, 2009 (the “Effective Date”).

IN WITNESS WHEREOF, SONIC FOUNDRY, INC. has caused these Articles of Amendment to be signed by its duly authorized officers this 3rd day of November, 2009.

By:	/s/ Rimas P. Buinevicius
Rimas P. Buinevicius
Chairman of the Board of Directors

ATTEST:

By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Secretary

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SONIC FOUNDRY, INC.

The Amended and Restated Articles of Incorporation of Sonic Foundry, Inc. set forth below have been duly approved by a majority of the entire board of directors and by the affirmative vote of the holders of a majority of the issued and outstanding capital stock of the Corporation. The Amended and Restated Articles of Incorporation of Sonic Foundry, Inc. are amended and as so amended are restated in their entirety by striking out Articles First through Fourteenth and inserting in lieu thereof the following:

FIRST. The name of the Corporation is Sonic Foundry, Inc.

SECOND. The purpose of the Corporation is to engage in any lawful business for which corporations may be organized under the Maryland General Corporation Law.

THIRD. The address of the Corporation’s registered office in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of its registered agent at such address is Corporation Trust Company.

FOURTH.

A. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 35,000,000 shares, consisting of:

1. 20,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”);

2. 15,000,000 shares preference stock, par value $.01 per share, of which 10,000,000 shares have been designated as Series B 5% Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”), and of which 5,000,000 shares have not been designated (“Preference Stock”).

3. The par value of the shares of capital stock has not been changed.

B. COMMON STOCK

Subject to the prior rights of preference stock, such as holders of shares of Series B Preferred Stock, holders of Common Stock have the right to dividends from funds legally available, when, as and if declared by the Board of Directors. Subject to the prior rights, if any, of holders of any shares of preference stock (such as shares of Series B Preferred Stock) shares of Common Stock are entitled to share ratably in all assets of the Company available for distribution to holders of shares of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company. Holders of Common Stock shall not have pre-emptive subscription or conversion rights. Holders of Common Stock shall not have cumulative voting rights.

C. PREFERENCE STOCK

Preference Stock may be issued in series, and shares of each series will have such rights and preference as are fixed by the Board in the resolutions authorizing the issuance of the particular series. In designating any series of preference stock, the Board may, without further action by the holders of either Common Stock or preference stock, unless specifically provided by the Articles of Incorporation for a particular series, fix the number of shares constituting any series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or less than the voting rights of the Common Stock or any outstanding series of preference stock), rights and terms of redemption (including sinking fund provisions) and the liquidation preferences of the series of preference stock. Any series of preference stock, when and if issued, may have priority, greater or equal claims to dividends, distributions upon liquidation of the Company or voting rights over the holders of Common Stock.

D. SERIES B PREFERRED STOCK

A series of preferred stock of the Company, be and it hereby is created, such series to be classified as its Series B 5% Cumulative Convertible Preferred Stock (the “Preferred Shares”), to consist of 10,000,000 shares of the par value of $.01 each, of which the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1. RANKING

The Series B 5% Cumulative Convertible Preferred Shares will, with respect to dividend rights and rights of liquidation, dissolution and winding up, rank senior to the common stock of the Company.

2. DIVIDENDS

a. Dividend Rate. Holders of the Preferred Shares will be entitled to receive when, as and if declared by the Company, out of funds legally available therefor (the “Legally Available Funds”), dividends at the annual rate of 5% per Preferred Share, based upon the amount of $.01 per share (the “Liquidation Value”). Such dividends will be payable semi-annually on the last day of December and June in each year commencing December 31, 1996 or if any such day is not a business day in the state of Wisconsin, then the next succeeding business day in such State (the “Dividend Payment Dates”). Such dividends will be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividends are declared; provided, however, that such record date will not be more than sixty (60) days prior to the Dividend Payment Date upon which such dividends will be paid. Each of such semi-annual dividends will be fully cumulative, to the extent not paid, and shall accrue (whether or not declared) on a daily basis from the date of original issuance of such Preferred Shares, with additional cumulative dividends on any accrued but unpaid dividend accruing daily (whether or not declared) and compounding semi-annually at the rate of 5% per annum (the “Dividend Rate”), from the first day of the semi-annual dividend period in which such accrued but unpaid dividend first became payable.

b. Dividends Payable in Kind. Except as provided below, the Company may, at its option, pay all or part of the dividends on the Preferred Shares by issuing and delivering additional Preferred Shares to the holders hereof at the Dividend Rate (valuing such additional Preferred Shares at the Liquidation Value) provided, however, that if a holder of Preferred Shares notifies the Secretary of the Company, not more than 60 days nor less than 30 days of a Dividend Payment Date, of his election to receive either Preferred Shares or cash in lieu of Preferred Shares, the Company will pay to such holder, at such Dividend Payment Date, dividends in either Preferred Shares or cash in lieu of additional Preferred Shares, at the holder’s election. In computing the amount of dividends accrued in respect of a fractional year, such amount shall be computed on the basis of a 360-day year of twelve 30-day months and actual number of days elapsed.

c. Reservation of Preferred Shares. Until the date upon which no Preferred Shares are outstanding, the Company shall reserve and keep available out of its authorized and unissued Preferred Shares, solely for the purpose of paying dividends thereon pursuant to the preceding paragraph, such number of Preferred Shares as shall form time to time be sufficient for such purpose. The Board of Directors shall, from time to time, if necessary, propose to the stockholders of the Company amendments to the Articles of Incorporation to increase its authorized capital stock and take such other actions as may be necessary to permit the issuance from time to time of Preferred Shares upon the declaration of any dividend payable in additional Preferred Shares.

d. Fractional Preferred Shares. Fractional Preferred Shares shall be issued to the extent necessary to make dividend payments in Preferred Shares. Each fractional Preferred Share outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding preferred Share and all of such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in this paragraph B with respect to dividends on each outstanding Preferred Share.

e. Insufficient Funds for Payment of Preferred Shares. All dividends paid in respect of the Preferred Shares pursuant to this paragraph d shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds available for the payment of dividends shall be insufficient for the payment of the entire amount of dividends payable at any Dividend Payment Date, the amount of any available surplus shall be allocated for the payment of dividends with respect to the Preferred Shares pro rata based upon the Liquidation Value of the outstanding shares.

f. Restrictions on Payment of Dividends. So long as any Preferred Shares are outstanding and the Company is in arrears in the payment of any dividends thereon, no dividend will be paid or other distribution made on the Common Shares (other than dividends paid or distributions made solely in additional Common Shares), nor will the Company redeem, purchase or otherwise acquire, or permit any subsidiary of the Company to purchase or otherwise acquire (or declare, pay or set aside for payment money for a sinking fund or other similar fund for such redemption, purchase, acquisition or retirement), any Common Shares (including any warrants, rights, calls or options exercisable for or convertible into any of such shares).

3. LIQUIDATION

a. General. In the event of any liquidation, dissolution or winding up of the Company, then out of the assets of the Company before any distribution or payment to the holders of the Common Shares, the holders of the Preferred Shares will be entitled to be paid the Liquidation Value per share (or a pro rata portion thereof with respect to fractional shares). In the event of any liquidation, dissolution or winding up of the Company, the Company by resolution of the Board of Directors will, to the extent of any Legally Available Funds therefor, declare a dividend payable in cash on the Preferred Shares payable before any distribution is made to any holders of Common Shares, in an amount equal to the accrued and unpaid dividends, calculated at the Dividend Rate, on the Preferred Shares up to and including the date of such liquidation, dissolution or winding up and, if the Company does not have sufficient Legally Available Funds to declare and pay all dividends in cash so accrued, an amount payable in cash equal to any remaining accrued and unpaid dividends, calculated at the Dividend Rate, will be added to the amount to be received by the holders of the Preferred Shares for such Preferred Shares upon such liquidation, dissolution or winding up. The holders of the Preferred Shares shall be entitled to no other or further distribution in connection with such liquidation, dissolution or winding up.

b. Insufficient Funds for Payment of Preferred Shares. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Preferred Shares shall be insufficient to permit payment in full to such holders the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Preferred Shares shall be distributed among and paid to such holders, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full. The holders of the Preferred Shares shall be entitled to no other or further distribution in connection with such liquidation, dissolution or winding up.

4. CONVERSION RIGHTS.

a. General. Subject to and in compliance with the provisions of this Section 4, any Preferred Shares may, at the option of the holder be converted, into fully-paid and non-assessable Common Shares. The number of Common Shares to which a holder of Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Paragraph 4b) by the number of Preferred Shares being converted at any time.

b. Applicable Conversion Rate. The conversion rate in effect at any time for the Preferred Shares (the “Applicable Conversion Rate”), except as adjusted pursuant to Paragraph 4b, shall be .5.

c. Applicable Conversion Value. The applicable conversion value in effect at any time for the Preferred Shares (the “Applicable Conversion Value”) shall be the liquidation value divided by the Applicable Conversion Rate. The Applicable Conversion Value shall initially be $0.02 (i.e., the Liquidation Value of $0.01 divided by the Applicable Conversion Rate of .5).

d. Adjustments to Applicable Conversion Rate.

(1) (a) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Rate by a fraction, the denominator of which shall be the number of Common Shares outstanding immediately prior to such Extraordinary Common Stock Event and the numerator of which shall be the number of Common Shares outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

“Extraordinary Common Stock Event” shall mean (i) the issue of additional Common Shares as a dividend or other distribution on outstanding Common Shares, (ii) a subdivision of outstanding Common Shares into a greater number of Common Shares, or (iii) a combination of outstanding Common Shares into a smaller number of Common Shares.

(1) (b) Definition of Current Market Price. “Current Market Price” per Common Share means the closing price for the Common Shares on the date specified herein as the determination date for purposes of such valuation. The closing price on any given date shall be (i) the last sale price of Common Shares, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if Common Shares are not then listed or admitted to trading on any national securities exchange, the last sale price for the Common Shares, regular way, on such date or, if no such sale takes place on such date, or sales of such shares are not reported, the average of the closing bid and asked prices thereof on such date in the over-the-counter market as shown on the National Association of Securities Dealers automated quotation system, or, if Common Shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if no Common Shares are then listed or admitted to trading on any national securities exchange and if no sales prices or closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the Current Market Price of such shares on the date in question as determined by more than two-thirds of the directors of the Corporation in good faith.

e. Dividends. In the event the Company shall make or issue, or shall fix a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Shares payable in (i) securities of the Company other than Common Shares or (ii) assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of Preferred Shares shall thereupon receive the number of securities or such other assets of the Company which they would have received had their Preferred Shares been converted into Common Shares as the case may be, on the date of such event.

f. Capital Reorganization or Reclassification. If the Common Shares issuable upon the conversion of the Preferred Shares shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4 or the sale of all or substantially all of the Company’s assets to any other person), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by holders of the number of Common Shares into which such Preferred Shares might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

g. Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Shares (other than a subdivision, combination, recapitalization, reclassification or exchange or shares provided for elsewhere in this Section 4) or a merger or consolidation of the Company with or into another company, or the sale of all or substantially all of the Company’s assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares, the number of shares of stock or other securities or property of the Company, or of the successor company resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its Preferred Shares immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Applicable Conversion Rate then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

Each holder of Preferred Shares upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 4(g), shall have the option of electing treatment of his Preferred Shares under either this Section 4(g) or Section 3 hereof, notice of which election shall be submitted in writing to the Company at its principal officers no later than fifteen (15) days before the effective date of such event.

h. Accountant’s Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Company at its expense will furnish each holder of Preferred Shares with a certificate, prepared by (1) the Treasurer or chief financial officer of the Company, or (2) if requested by the holders of at least a majority of the then outstanding Preferred Shares, independent public accountants of recognized national standing, in either case, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

i. Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Shares shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Shares issuable upon such conversion shall be issued. The certificate or certificates for Preferred Shares surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the Preferred Shares being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Preferred Shares being converted, or on its written order, such certificate or certificates as it may request for the number of whole Common Shares issuable upon the conversion of such Preferred Shares in accordance with the provisions of this Section 4, cash in the amount of all declared and unpaid dividends on such Preferred Shares, up to and including the Conversion Date, and cash, as provided in Section 4(j), in respect of any fraction of a Common Share issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted Preferred Shares shall cease and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

j. Cash in Lieu of Fractional Shares. No fractional Common Shares or scrip representing fractional shares shall be issued upon the conversion of Preferred Shares. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of Preferred Shares, the Company shall pay to the holder of the Preferred Shares which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Current Market Price per Common Share at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of Preferred Shares being converted at any one time by any holder thereof, not upon each Preferred Share being converted.

k. Partial Conversion. In the event some but not all of the Preferred Shares represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of Preferred Shares which were not converted.

l. Reservation of Common Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares (including any Preferred Shares represented by any warrants, options, subscription or purchase rights for preferred Shares), and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares (including any Preferred Shares represented by any warrants, options, subscriptions or purchase rights for Preferred Shares), the Company shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

m. No Reissuance of Preferred Shares. No Preferred Shares acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Preferred Shares accordingly.

5. VOTING RIGHTS.

a. General. Holders of Preferred Shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders are not entitled to cumulative votes in the election of directors and, except as hereinafter provided, holders of Preferred Shares and holders of Common Shares will vote together as a single class on all matters submitted to stockholders for a vote.

b. Corporate Action. Except as expressly provided herein or as required by law, so long as any of the Preferred Shares remain outstanding, the Company shall not and shall not permit any of its Subsidiaries to, without the prior written consent by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding Preferred Shares, voting as a separate class, each Preferred Share to be entitled to one vote in each instance, create, incur, assume or permit to exist any Debt, or create, authorize or issue any class or series of preferred stock that ranks senior or pari passu to the Preferred Shares as to dividends or upon liquidation, dissolution or winding up; provided, however, that the prohibitions of this Section 5b shall not apply (i) to any Debt, or any refinancing thereof (so long as refinancing does not materially increase the obligation of the Company), or preferred stock issued or existing as of the date of the filing of these Articles, (ii) so long as all or substantially all of the proceeds of such new Debt or preferred stock shall be invested in the working capital of, or otherwise used for the benefit of, the Company or any of its Subsidiaries, or (iii) so long as all or substantially all of the proceeds of such Debt or preferred stock are used to acquire any stock or assets of, or in connection with a merger or consolidation with, any Designated Person. Nothing in this Section 5b shall prohibit or limit the Company in creating or organizing an Affiliate for any purpose, including, without limitation, the acquisition of any Person not engaged in a business similar to any business conducted by the Company or its Subsidiaries, so long as neither the Company, nor any of its Subsidiaries shall be liable for the Debt or other obligations of such Affiliate.

For purposes of this Section 5b, the terms set forth below shall have the following meanings:

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Debt”, with respect to the Company, means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all indebtedness of any Person secured by a lien or encumbrance on all or substantially all of the assets or properties of the Company, whether or not such indebtedness is assumed by the Company, and (d) all indebtedness of any person guaranteed by the Company.

“Designated Person” shall mean any Person conducting, as one of its primary businesses, any business similar to any business conducted by the Company or any of its Subsidiaries (other than the Company or any Affiliate).

“Person” shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a governmental entity or any department or agency thereof.

“Subsidiary,” when used in reference to any other Person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other Person.

c. Amendments to Charter. The Company shall not amend its Articles of Incorporation without the approval, by vote or written consent, of the holders of at least sixty-six and two-thirds percent 66-2/3% of the then outstanding Preferred Shares, each Preferred Share to be entitled to one vote in each instance, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any Preferred Shares or materially adversely affect the rights of the holders of the Preferred Shares. Without limiting the generality of the preceding sentence, the Company will not amend its Articles of Incorporation without the approval by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding Preferred Shares, voting separately as a class, if such amendment would:

(1) Reduce the amount payable to the holders of Preferred Shares upon the voluntary or involuntary liquidation, dissolution or winding up of the Company or adversely affect the dividend rights or redemption rights of the holders of Preferred Shares; or

(2) Cancel or modify the conversion rights of the holders of Preferred Shares, provided for herein.

6. NO DILUTION OR IMPAIRMENT.

The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Shares set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Shares against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Shares above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Shares from time to time outstanding; (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Preferred Shares set forth herein.

7. NOTICES OF RECORD DATE.

In the event of

1. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

2. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person, or

3. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Preferred Shares, a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

FIFTH. The number of directors of the corporation shall hereinafter be six (6) which may be changed from time to time by or pursuant to a resolution passed by the Board. The Board of Directors shall be divided into five classes, each as nearly equal in number as the then total member of directors constituting the entire Board of Directors permits and with the term of office of one class expiring each year. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002. Any vacancy in the Board of Directors for any reason, shall be filled by only the Board of Directors acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the fifth succeeding annual meeting of stockholders. Notwithstanding the foregoing, any director may be removed from office during any term by the affirmative vote of the holders of shares constituting 66-2/3% of the voting power of the outstanding shares of stock entitled to vote upon the election of directors of the Corporation.

SIXTH. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

The board of directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of dividend.

SEVENTH.

a. APPROVAL OF CERTAIN ACTIONS. The affirmative vote of the holders of shares constituting 66-2/3% of the voting power of the Corporation given in person or by proxy at a meeting called for such purpose, shall be necessary to approve the following actions:

1. any business combination (as defined in the General Corporation Law of the State of Maryland) of the Corporation or any Subsidiary (as hereinafter defined) (a) with any Interested Stockholder (as hereinafter defined), (b) with any other corporation (whether or not itself an Interested Stockholder) which is, or after such business combination would be, an affiliate (as hereinafter defined) of an Interested Stockholder or (c) in which in Interested Stockholder has an interest (except proportionately as a stockholder of the Corporation);

2. any sale, lease, exchange, mortgage, pledge, transfer or any other disposition (in one transaction or in a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder, or in which an Interested Stockholder has an interest (except proportionately as a stockholder of the Corporation) of all or substantially all of the assets of the Corporation or any Subsidiary;

3. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) of all or substantially all of the assets of an Interested Stockholder, an Affiliate thereof, or an entity in which the Interested Stockholder has an interest, to the Corporation or any Subsidiary;

4. the issuance, sale, exchange, disposition or other transfer by the Corporation or any Subsidiary (in one transaction or in a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder (and other than by way of a pro rata distribution to all stockholders or a reclassification, dividend or subdivision of such securities and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or a Subsidiary that have been distributed pro rata to stockholders) in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) of one million dollars or more;

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of, or otherwise increasing the voting power over, the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

6. any spinoff, splitoff or splitup of the Corporation in which the Interested Stockholder has an interest (other than proportionately as a stockholder); or

7. any agreement, contract, or other arrangement with an Interested Stockholder (or in which the Interested Stockholder has an interest other than proportionately as a stockholder) providing for any of the transactions described in subsections 1 through 6 of this Article Seventh, Section a;

The approval required in this Article Seventh, Section a, shall be required unless all of the conditions in either subsection 1 or 2 of Section b of this Article Seventh have been fulfilled. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or that a lesser percentage may be specified by law or in any arrangement with any national securities exchange or otherwise. For purposes of this Section a “substantially all the assets” shall mean assets having a book value of more than (i) 10% of the book value of the assets of the entity in question, in the case of the Corporation or a Subsidiary and (ii) 90% of the book value of the assets of the entity in question in the case of any other entity.

b. EXCEPTIONS. The provisions of Section a of this Article Seventh requiring a two-thirds vote of holders of the Corporation’s outstanding voting stock shall not be applicable to any particular Business Transaction (as hereinafter defined) and such Business Transaction shall require only the affirmative vote of the stockholders, if any, as is otherwise required by law if all of the conditions specified in either of the following subsections 1 or 2 are met:

1. The Business Transaction shall have been approved expressly be more than two-thirds of the directors of the Corporation; or

2. All of the following conditions have been met:

(a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Transaction of consideration other than cash (including stock of the Corporation in the case of a merger in which the Corporation is the survivor, or the stock of a wholly owned subsidiary of the corporation pursuant to a reincorporation of the

Corporation in another domicile) to be received per share by holders of Common Equity (other than the Interested Stockholder) in such Business Transaction is at least equal to such Interested Stockholder’s Highest Purchase Price.

(b) “Highest Purchase Price” shall mean the highest amount of consideration paid by the Interested Stockholder for a share of Common Equity of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) at any time within two years prior to the date such Interested Stockholder became an Interested Stockholder and during any time while such Interested Stockholder was an Interested Stockholder; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment to the number of outstanding shares of capital stock of the Corporation, or the payment of a stock dividend thereon, between the last date upon which such Interested Stockholder paid the Highest Purchase Price and the effective date of the Business Transaction (or, in the case of a Business Transaction in which a distribution is to be made to the stockholders of the Corporation, the date of such distribution).

(c) The consideration to be received by holders of a particular class of outstanding voting stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of voting stock. If the Interested Stockholder has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it.

(d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Transaction: (i) except as approved by more than two-thirds of the directors of the Corporation, there shall have been no failure to declare and pay at the regular rate thereof any full semi-annual dividends, whether or not cumulative, on any outstanding class of preference stock; (ii) there shall have been (y) no reduction in the annual rate of dividends paid on Common Equity (other than as necessary to reflect any subdivision of the common Equity), except as approved by more than two-thirds of the directors of the Corporation, and (z) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding Common Equity, unless the failure so to increase such annual rate is approved by more than two-thirds of the directors of the Corporation; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of voting stock of the Corporation (A) except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or (B) as a result of a pro rata stock dividend or stock split.

(e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have directly or indirectly (i) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credit or other tax advantages provided by the Corporation or any Subsidiary, or otherwise have engaged in a transaction with the Corporation outside the ordinary course of business or (ii) caused any material change in the Corporation’s business or capital structure (including without limitation the issuance of shares of capital stock of the Corporation to any third party) in any case whether in anticipation of, or in connection with, such Business Transaction or otherwise, unless approved by more than two-thirds of the directors of the Corporation; and

(f) If the Corporation is at the time a reporting company, as defined in the Securities Exchange Act of 1934 (the “Exchange Act”), a proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the public stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such act or subsequent provision).

c. DEFINITIONS. For the purposes of this Article Seventh:

A “Person” shall mean any individual, group, partnership, association, firm, corporation or other entity.

“Interested Stockholder” shall mean any Person (other than the Corporation, any Subsidiary (as defined below), any employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who or which (a) is the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding voting stock of the Corporation; (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding voting stock of the Corporation; or (c) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock of the Corporation which was at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. The calculation of the percentage of beneficial ownership shall be made at the following three times, any of which will suffice for purposes of determining that a Beneficial Owner is an Interested Stockholder: (f) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (ii) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation, or (iii) as of the record date of the Corporation for the determination of stockholders entitled to notice of and to vote on, or to consent to, the Business Transaction. Notwithstanding the foregoing, a person shall not be deemed an “Interested Stockholder” if such person would have been deemed an “Interested Stockholder”, under clause (a) set forth above, at any time prior to December 31, 1996.

A Person shall be a “Beneficial Owner” of any voting stock of the Corporation (a) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; (b) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding; or upon the exercise of conversion rights, exchange rights, warrants or other options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by an Person with which such Person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of holding, voting or disposing of any shares of such stock.

For the purpose of determining whether a Person is an “Interested Stockholder”, the number of shares of voting stock of the Corporation deemed to be outstanding shall include shares deemed owned through application of such definition but shall not include any other shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

“Affiliates” or “Associates” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect from time to time. The term “Associate,” used to indicate a relationship with a specified person, shall also mean any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or any Subsidiary).

“Subsidiary” shall mean any corporation of which at least a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of “Interested Stockholder” set forth above, the term “Subsidiary” shall mean only a corporation of which at least a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

“Fair Market Value” shall mean; in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the National Association of Securities dealers Automated Quotation System (“Nasdaq”) or the Nasdaq National Market System, or, if such stock is not quoted on Nasdaq, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period immediately preceding the date in question on the Nasdaq, or any system then in use, or if no such quotations are available, the Fair Market Value of such property on the date in question as determined by more than two-thirds of the directors of the Corporation in good faith.

In the event of any Business Transaction in which the Corporation survives, the phrase “consideration other than cash to be received” as used in subsections (2)(a) and (b) of Section b shall include the Common Equity and/or the shares of any other class of outstanding voting stock retained by the holder of such shares.

“Business Transaction” shall mean any transaction which is referred to in Section a.

“Voting power” shall be calculated by multiplying the number of voting shares or other voting securities of the Corporation or the Subsidiary, as the case may be, times the number of votes (or fractional votes) per such share or security to which the holders of such shares or securities are entitled.

d. DETERMINATIONS BY DIRECTORS. More than two-thirds of the directors of the Corporation shall have the power and duty to determine, for the purpose of this Article, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder; (2) the number of shares of voting stock of the Corporation of which any Person is the Beneficial Owner; (3) whether a Person is an Affiliate or an Associate of another; (4) whether a Person has an agreement, arrangement or understanding with another as to matters referred to herein; (5) whether the assets in a Business Transaction are “substantially all the assets” of an entity; (6) whether any Business Transaction is one in which an Interested Stockholder has an interest; (7) whether an Interested Stockholder has received the benefits or caused the changes referred to in Section b(2)(e); (8) whether the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Transaction has an aggregate Fair Market Value of one million dollars or more; and (9) such other matters with respect to which determination is required under this Article Sixth.

e. FIDUCIARY DUTIES. Nothing contained in this Article Seventh shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

f. AMENDMENTS. To amend or repeal or adopt any provisions inconsistent with Sections a through e of this Article Seventh, there shall be required the affirmative vote of (i) the holders of not less than two-thirds of the voting power of the Corporation or (ii) the stockholders of the Corporation as required by law, if the amendment is approved by more than two-thirds of the directors of the Corporation.

EIGHT. The Corporation is to have perpetual existence.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, repeal or amend from time to time any or all of the Bylaws of the Corporation. Without limiting the power of the directors granted in this Article Ninth, the Bylaws of the Corporation may be adopted, altered, repealed or amended by the affirmative vote of holders of not less than two-thirds of the voting power of the outstanding shares of stock entitled to vote on the election of directors.

TENTH. To the fullest extent permitted by the General Corporation Law of Maryland, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, in the event that the General Corporation Law of the State of Maryland is subsequently amended to authorize corporate action further eliminating or limiting the personal liability of the Corporation’s directors to the Corporation or its stockholders, then the liability of a director of the Corporation will be eliminated or limited to the full extent permitted by the General Corporation Law of the State of Maryland, as so amended.

ELEVENTH.

A. Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, rule or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Maryland.

B. The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Maryland.

TWELFTH. A special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, or by the chairman of the board, or by the vice chairman, or by the chief executive officer of the president of the Corporation, or by the holders of not less than twenty-five percent (25%) of the outstanding shares of stock entitled to vote on the election of directors.

THIRTEENTH. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of these Articles of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

FOURTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute; provided, however, that any amendment, alteration, repeal or change of Articles 5, 6, 9, 12, 13 and 14 of this Amended and Restated Article of Incorporation, in addition to any vote required therein, shall require the approval of the affirmative vote of holders of not less than two-thirds of the voting power of the outstanding shares of stock entitled to vote upon the election of directors; provided, however, that if at the time of such vote any

Interested Stockholder (as defined in Article 7 above) exists, then such alteration, amendment, change or repeal shall also require the affirmative vote of at least a majority of the voting power of the outstanding shares of stock entitled to vote upon the election of directors beneficially owned by persons other than the Interested Stockholder or any Affiliate or Associate thereof (each as defined in Article 7 above).

IN WITNESS WHEREOF, Sonic Foundry, Inc. has caused these Amended and Restated Articles of Incorporation to be signed and acknowledged in its name and on its behalf by its                      and witnessed by its                      on this 26th day of January, 1998, and they acknowledge the same to be the act of said Company, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:	SONIC FOUNDRY, INC.

By:

ARTICLES OF AMENDMENT OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

SONIC FOUNDRY, INC.

SONIC FOUNDRY, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, does hereby certify:

FIRST: The name of the Corporation is SONIC FOUNDRY, INC. (the “Corporation”).

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 2-607 of the Maryland General Corporation Law in the manner required for charter amendments under the charter and by-laws of the Corporation and the laws of the State of Maryland, adopted resolutions at a meeting held on December 20, 1999 to amend Article Fourth of the Amended and Restated Articles of Incorporation of the Corporation to read in its entirety as follows:

A. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 115,000,000, consisting of:

1.	100,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”);

2.	15,000,000 shares preference stock, par value $.01 per share.

B. COMMON STOCK. Subject to the prior rights of preference stock, holders of Common Stock have the right to dividends from funds legally available, when, as and if declared by the Board of Directors. Subject to the prior rights, if any, of holders of any shares of preference stock, shares of Common Stock are entitled to share ratably in all assets of the Company available for distribution to the holders of shares of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company. Holders of Common Stock shall not have pre-emptive subscription or conversion rights. Holders of Common Stock shall not have cumulative voting rights.

C. POWERS OF THE CORPORATION AND THE BOARD OF DIRECTORS. The following provisions are hereby adopted for the purposes of describing the rights and powers of the Corporation and of the Directors and Stockholders:

(a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized and securities convertible into shares of its stock of any class whether now or hereafter authorized for such consideration as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the By-laws of the Corporation.

(b) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

(c) The Board of Directors of the Corporation, with the approval of a majority of the entire Board, and without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class that the Corporation has authority to issue.

(d) The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the fair value of his stock.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing is for descriptive purposes only and shall in no way limit or restrict the terms of any other clause of this or any other Article of these Articles of Incorporation, or in any manner exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

THIRD: Before this Amendment to the Articles of Incorporation, 35,000,000 shares of stock were authorized to be issued, 20,000,000 shares of which were shares of common stock, $.01 par value, and 15,000,000 shares of which were preference stock, $.01 par value. Following this Amendment to the Amended and Restated Articles of Incorporation, 115,000,000 shares of stock will be authorized to be issued, of which 100,000,000 shares will be common stock, $.01 par value, and 15,000,000 shares of which will be preference stock, $.01 par value.

FOURTH: The foregoing amendment was advised by the Board of Directors of the Corporation and submitted to the stockholders of the Corporation for their approval and was duly approved by the stockholders of the Corporation at a meeting held on March 24, 2000 in accordance with the provisions of Section 2-605 of the General Corporation Law of the State of Maryland in the manner required for charter amendments under the charter and by-laws of the Corporation and the laws of the State of Maryland.

IN WITNESS WHEREOF, SONIC FOUNDRY, INC. has caused these Articles of Amendment to be signed by its duly authorized officers this      day of February, 2000.

By:	/s/ Rimas P. Buinevicius
Rimas P. Buinevicius
Chairman of the Board of Directors

ATTEST:

By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Assistant Secretary